                                                       Exhibit No. EX-99.6(a)(1)

                                    Exhibit A
                          Investment Advisory Agreement
                                     Between
                        Gartmore Variable Insurance Trust
                  (formerly Nationwide Separate Account Trust)
                                       and
                     Gartmore Global Asset Management Trust
               (formerly Villanova Global Asset Management Trust)

                            Effective ________, 2003


          Funds of the Trust                       Advisory Fees           Effective Date
          ------------------                       -------------           --------------

Gartmore GVIT Emerging Markets Fund         1.15% of the Fund's average    August 30, 2000
                                            daily net assets

Gartmore GVIT International Growth Fund     1.00% of the Fund's average    August 30, 2000
                                            daily net assets

Gartmore GVIT Global Leaders Fund           1.00% of the Fund's average      Not Seeded
                                            daily net assets

Gartmore GVIT European Leaders Fund         1.00% of the Fund's average      Not Seeded
   (formerly Gartmore NSAT European         daily net assets
   Growth Fund)

Gartmore GVIT Global Small Companies Fund   1.15% of the Fund's average      Not Seeded
                                            daily net assets

Gartmore GVIT OTC Fund                      1.00% of the Fund's average      Not Seeded
                                            daily net assets

Gartmore GVIT Asia Pacific Leaders Fund     1.00% of the Fund's average      Not Seeded
                                            daily net assets

Gartmore GVIT Global Financial              1.00% of the Fund's average    December 18, 2001
   Services Fund                            daily net assets

Gartmore GVIT Global Utilities Fund         0.80% of the Fund's average    December 18, 2001
                                            daily net assets

Gartmore GVIT Developing Markets Fund       1.15% of the Fund's average
                                            daily net assets

                                          ADVISER
                                          GARTMORE GLOBAL ASSET MANAGEMENT TRUST


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                          TRUST
                                          GARTMORE VARIABLE INSURANCE TRUST


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------